SECURED TERM PROMISSORY NOTE
                          ----------------------------


$8,000,000.00                                              Boston, Massachusetts
                                                           November 25, 1996


         FOR VALUE RECEIVED, the undersigned BPI Packaging Technologies, Inc. and RC America, Inc. (collectively, the "Maker") hereby jointly and severally promise to pay to FOOTHILL CAPITAL CORPORATION ("Foothill"), or order, at 11111 Santa Monica Boulevard, Los Angeles, California, or at such other address as the holder may specify in writing, the principal sum of Eight Million and 00/100 Dollars ($8,000,000.00) or such lesser amount as may be advanced hereunder and under the Loan Agreement, plus interest in the manner and upon the terms and conditions set forth below.

1.       RATE OF INTEREST
         ----------------

         This Secured Promissory Note (this "Note") shall bear interest at the rate of one and one-half (1.50%) percent per annum plus the Reference Rate, computed on the basis of a three hundred sixty (360) day year for actual days elapsed.

         For purposes of this Note, the Reference Rate shall mean the variable rate of interest, per annum, most recently announced by Norwest Bank of Minnesota, N.A. or any successor thereto, as its "base rate," whether or not such announced rate is the best rate available from such financial institution.

         The Reference Rate as of this date is eight and one quarter percent (8.25%) per annum. In the event the Reference Rate is from time to time hereafter changed, the rate of interest provided in this Note shall be increased or decreased by an amount equal to the Reference Rate change. For each month the rate of interest charged under this Note shall be based


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on the average Reference Rate in effect during such month.

         In no event shall the amount of interest chargeable to Maker in any month be less than the greater of the actual amount of interest hereunder calculated at the effective interest rate provided herein or the amount of interest calculated at the effective interest rate hereunder on an assumed outstanding balance equal to (i) Three Million Five Hundred Thousand ($3,500,000.00) Dollars, less (ii) the amount of any outstanding Letters of Credit.

         In no event shall the interest rate chargeable hereunder be less than eight (8.0%) percent per annum. Any interest not paid when due may be compounded by adding it to principal and thereafter shall bear interest at the rate provided herein. Upon the occurrence of an Event of Default under that certain Loan and Security Agreement dated November 25, 1996 between Maker and Foothill (the "Agreement"), the rate of interest on this Note shall, at holder's option, be increased to five and one-half percent (5.50%) percent per annum plus the then applicable effective interest rate under the Note, computed on the basis of a three hundred sixty (360) day year for actual days elapsed.

2.      Schedule of Payments
        --------------------

         Interest under this Note shall be due and payable on the first day of each month commencing December 1, 1996 and continuing through November 25, 2001, at which time the entire remaining principal balance owing and all accrued and unpaid interest and charges shall be paid in full. During the term of this Note, payments of principal shall be made in accordance with the provisions of the Loan Agreement.


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3.       Prepayment
         ----------
         This Note may be prepaid in full, at any time, provided however, Maker shall pay to Lender, together with such prepayment, a premium equal to the greater of (a) the total interest hereunder for the then immediately preceeding six months and the letter of credit fees (as required in the Agreement) for the then immediately proceeding six months and (b) $50,000.00.

4.       Holder's Right of Acceleration
         ------------------------------
         Upon the occurrence of an Event of Default under the Agreement including, but not limited to, the failure to pay any installment of interest hereunder when due, the holder of this Note may, at its election and without notice to Maker, declare the entire balance hereof immediately due and payable.

5.       Additional Rights of Holder
         ---------------------------
         If any installment of interest hereunder is not paid when due, the holder shall have the following rights in addition to the rights set forth elsewhere herein, in the Agreement and under law:

         (a) the right to compound interest by adding the unpaid interest to principal, with such amount thereafter bearing interest at the rate provided in this Note; and

         (b) if any installment is more than ten (10) days past due, the right to collect a charge equal to the greater of Fifteen Dollars ($15) or five percent (5%) of the late payment for the month in which it is late. This charge is a result of a reasonable endeavor by Maker and the holder to estimate the holder's added costs and Maker's failure to make timely payments under this Note; hence Maker agrees that the charge shall be presumed to be the amount of damage sustained by the holder since it is


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extremely  difficult to determine the actual  amount  necessary to reimburse the holder for damages.

6.       General Provisions
         ------------------
         (a) If this Note is not paid when due, Maker further promises to pay all costs of collection, foreclosure fees, and reasonable attorneys' fees incurred by the holder, whether or not suit is filed hereon.

         (b) If there is more than one Maker, then each Maker agrees to be jointly and severally liable on this Note.

         (c) Maker hereby consents to any and all renewals, replacements and/or extensions of time for payment of this Note before, at or after maturity.

         (d) Maker hereby consents to the acceptance, release or substitution of security for this Note.

         (e) Presentment for payment, notice of dishonor, protest and notice of protest are hereby expressly waived.

         (f) Any waiver of any rights by the holder under this Note, the Agreement or under any other agreement, instrument or paper signed by Maker is neither valid nor effective unless made in writing and signed by the holder of this Note.

         (g) No delay or omission on the part of the holder of this Note in exercising any right shall operate as a waiver thereof or of any other right.

         (h) A waiver by the holder of this Note upon any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion.

         (i) Should any one or more of the provisions of this Note be determined illegal or unenforceable, all other provisions shall nevertheless remain effective.


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         (j) This Note  cannot  be  changed,  modified,  amended  or  terminated orally.

         (k) This Note shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without reference to the principles of conflicts of laws thereof.

         (l) Capitalized terms used but not defined in this Note shall have the meanings given them in the Loan Agreement.

         (m) THE VALIDITY OF THIS NOTE, THE AGREEMENT OR ANY MATTER OR PROCEEDING RELATING HERETO OR THERETO, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE OR THE AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN SUFFOLK COUNTY, COMMONWEALTH OF MASSACHUSETTS, THE COUNTY OF LOS ANGELES, CALIFORNIA, OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS JURISDICTION OVER THE PARTIES AND MATTER IN CONTROVERSY. EACH OF MAKER AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 6. MAKER AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. MAKER AND FOOTHILL REPRESENT THAT EACH HAS


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REVIEWED THIS WAIVER AND EACH  KNOWINGLY AND  VOLUNTARILY  WAIVES ITS JURY TRIAL
RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS NOTE OR THE AGREEMENT OR ANY MATTER OR PROCEEDING RELATING HERETO OR THERETO MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

7.       Security for the Note
         ---------------------

         This Note is secured by the Agreement, and is subject to all of the terms and conditions thereof including, but not limited to, the remedies specified therein.

         IN WITNESS WHEREOF, this Note has been executed and delivered on the date first set forth above.

                                             BPI PACKAGING TECHNOLOGIES, INC.


                                             By: /s/ Dennis Caulfield
                                                -------------------------------
                                             Its: CEO
                                                -------------------------------


                                             RC AMERICA, INC.



                                             By: /s/ Dennis Caulfield
                                                -------------------------------
                                             Its: Vice President
                                                -------------------------------


ACCEPTED:
FOOTHILL CAPITAL CORPORATION


By: /s/ Stephen C. Weber
   -------------------------------

    Sr. Vice President
   -------------------------------





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